Sunergy, Inc.
                         2415 Panorama Drive, Suite 100
                        North Vancouver, British Columbia
                                     V7G 1V4

February 1, 2003

Christian Brule
2415 Panorama Drive, Suite 100
North Vancouver, British Columbia
V7G 1V4

Dear Sir:

Re:      Office Services Agreement
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This letter will confirm the agreement  between  Christian  Brule  ("Brule") and
Sunergy, Inc. ("Sunergy") whereby Brule will provide all rent and office services required by Sunergy for a fee of $500 per month.

The term of this Agreement shall commence immediately and continue for a period of 12 months. Thereafter, this Agreement shall continue on a month-to-month basis until terminated by either party on one month's written notice.

If these terms are acceptable to you, please confirm by signing in the space provided below.

Yours Truly,

SUNERGY, INC.

PER: /s/ Christian Brule

CHRISTIAN BRULE

                                               AGREED AND CONFIRMED this 1ST day

                                               of February, 2003


                                               /s/ Christian Brule
                                               ---------------------------------
                                                   CHRISTIAN BRULE